Exhibit (c)(10)

DRAFT Project Virgil – Discussion Materials April 2025

DRAFT ($ in millions, except for per share data) Virgil Unaffected Close Virgil Current CPAY BILL Share Price ($) $6.89 $8.48 $10.00 $10.50 $11.00 $11.50 $12.00 $348.72 $45.89 % Premium / (Discount) to Current (19%) - 18% 24% 30% 36% 42% - - % Premium / (Discount) to Unaffected Close - 23% 45% 52% 60% 67% 74% - - % Premium / (Discount) to 5-Day Unaffected VWAP $7.03 (2%) 21% 42% 49% 56% 64% 71% - - Fully Diluted Shares (mm) 221.4 221.6 222.1 222.3 222.4 222.6 222.7 71.8 106.5 Fully Diluted Equity Value $1,526 $1,879 $2,221 $2,334 $2,447 $2,560 $2,673 $25,047 $4,889 Plus: Gross Debt(1) $72 $72 $72 $72 $72 $72 $72 $7,996 $1,737 Less: Cash and Cash Equivalents(1) (402) (402) (402) (402) (402) (402) (402) (1,554) (2,211) Plus: Minority Interest - - - - - - - 24 - Total Enterprise Value $1,196 $1,550 $1,891 $2,004 $2,117 $2,230 $2,343 $31,513 $4,416 Premiums Analysis: Virgil 30-Day Closing Average (03/31/25) $8.23 (16%) 3% 22% 28% 34% 40% 46% (2%) (9%) 90-Day Closing Average (03/31/25) $9.83 (30%) (14%) 2% 7% 12% 17% 22% (3%) (39%) 52 Week High (07/23/24) $12.86 (46%) (34%) (22%) (18%) (14%) (11%) (7%) (10%) (53%) 52 Week Low (03/12/25) $6.89 - 23% 45% 52% 60% 67% 74% 40% 5% Analyst Price Target - Median(2) $8.00 (14%) 6% 25% 31% 38% 44% 50% (16%) (47%) Multiples Analysis: LRP Metric: CY2024A Revenue $439 2.7x 3.5x 4.3x 4.6x 4.8x 5.1x 5.3x 7.6x 3.2x CY2025E Revenue $470 2.5x 3.3x 4.0x 4.3x 4.5x 4.7x 5.0x 7.2x 2.8x CY2024A EBITDA(3) $85 14.1x 18.3x 22.3x 23.7x 25.0x 26.3x 27.7x 14.5x 20.3x CY2025E EBITDA(3) $100 11.9x 15.4x 18.9x 20.0x 21.1x 22.2x 23.4x 13.4x 16.6x Total Debt / CY2024A EBITDA 0.9x 0.9x 3.7x 8.0x Net Debt / CY2024A EBITDA (3.9x) (3.9x) 3.0x (2.2x) Total Debt / CY2025E EBITDA 0.7x 0.7x 3.4x 6.5x Net Debt / CY2025E EBITDA (3.3x) (3.3x) 2.7x (1.8x) Preliminary Analysis at Various Prices Source(s): Based on Company LRP, FactSet, Company information. Market data as of 3/31/2025. 1. Debt, cash and cash equivalents for Virgil as of Q1 CY25 Company LRP and latest public disclosure for Corpay and BILL. 2. FactSet consensus median. 3. Unburdened with Stock-based Compensation. 3/12/25 3/31/25 Strategics 2

Illustrative Combination with Bill.com

DRAFT Bill.com Overview Source(s): Company filings, press release. Market data as of 3/31/2025. Strategic Priorities & Observations P&L and Current Multiples Key Decision Maker $20 $120 $220 $320 Mar-20 Mar-21 Mar-22 Mar-23 Mar-24 Mar-25 Stock Price ¡V Last 5 Years Enterprise Value Build $45.89 Rene Lacerte (CEO) BILL¡¦s Strategic Priorities 1. Payments: focusing on better adoption of virtual cards, international payments, and working capital 2. Improving the experience and value prop for large suppliers 3. Expansion of embedded solutions (partnership large banks, other software companies get the longer tail of SMBs) 4. Deepening relationships with Accounting firms Select Observations „H BILL has built significant liquidity on the B/S anticipating challenging macroeconomic conditions; recently completed offering of ~$1.4bn of convertible notes in December 2024 (~$500mm of the net proceeds to repurchase existing converts, ~$200mm for share buybacks) „H In 2020-2021 timeframe, BILL made aggressive M&A moves to acquire Divvy (spend management) and Invoice2Go (A/R) at significant multiples ¡V but has been less active on M&A since then Share Price (3/31/2025) $45.89 Basic Shares Oustanding 101.9 Dilution from Options Outstanding 4.6 Fully Diluted Shares (mm) 106.5 Fully Diluted Equity Value $4,889 Plus: Total Debt $180 Plus: Total Convertible Debt $1,557 Less: Cash & Equivalents $2,211 Net Debt ($474) Fully Diluted Enterprise Value $4,416 Total Debt / CY2024A EBITDA 8.0x Net Debt / CY2024A EBITDA (2.2x) Total Debt / CY2025E EBITDA 6.5x Net Debt / CY2025E EBITDA (1.8x) 2023A 2024A 2025E 2026E Revenue $1,173 $1,378 $1,572 $1,837 % Growth 17% 14% 17% Gross Profit $1,011 $1,176 $1,324 $1,545 Gross Margin % 86% 85% 84% 84% Adj. EBITDA $165 $217 $266 $355 EBITDA Margin % 14% 16% 17% 19% Net Income $219 $234 $241 $299 Net Income Margin % 19% 17% 15% 16% EV / Revenue 3.8x 3.2x 2.8x 2.4x EV / EBITDA 26.8x 20.3x 16.6x 12.4x 4

DRAFT Bill.com - Pro Forma Financial Overview – February LRP Source: Company Feb LRP, public information, Broker Consensus and FactSet. 1. Adjusted EBITDA excludes $6mm of public company costs estimated by Management. Revenue Revenue Revenue $439 $470 $537 2024A 2025E 2026E $1,378 $1,572 $1,837 2024A 2025E 2026E $1,817 $2,042 $2,374 2024A 2025E 2026E Gross Margin Gross Margin Gross Margin 74% 75% 76% 2024A 2025E 2026E 85% 84% 84% 2024A 2025E 2026E 83% 82% 82% 2024A 2025E 2026E Adj. EBITDA Adj. EBITDA Adj. EBITDA $85 $100 $156 2024A 2025E 2026E $217 $266 $355 2024A 2025E 2026E $302 $366 $511 2024A 2025E 2026E Pro Forma (ex-synergies) % Growth 7% 14% 14% 17% 12% 16% % Margin 19% 21% 29% 16% 17% 19% 17% 18% 22% (1) (LRP) 5 83% 82% 82%

DRAFT $85 $89 $115 2024A 2025E 2026E Bill.com - Pro Forma Financial Overview – Consensus Source: Public information, Broker Consensus and FactSet. 1. Adjusted EBITDA excludes $6mm of public company costs estimated by Management. Revenue Revenue Revenue $1,378 $1,572 $1,837 2024A 2025E 2026E $1,817 $2,030 $2,343 2024A 2025E 2026E Gross Margin Gross Margin Gross Margin 85% 84% 84% 2024A 2025E 2026E 83% 82% 82% 2024A 2025E 2026E Adj. EBITDA Adj. EBITDA Adj. EBITDA $217 $266 $355 2024A 2025E 2026E $302 $355 $470 2024A 2025E 2026E Pro Forma (ex-synergies) % Growth 4% 10% 14% 17% 12% 15% % Margin 19% 19% 23% 16% 17% 19% 17% 17% 20% (1) $439 $458 $505 2024A 2025E 2026E 74% 75% 76% 2024A 2025E 2026E (Consensus) 6 83% 82% 82%

DRAFT Deal Type All Cash 50% Cash / 50% Stock Consideration PF Ownership CY2026E Accretion / Dilution (Ex-Synergies) Preliminary Accretion / Dilution Analysis – Bill.com / Virgil Pre-Tax Synergies to Break Even: as a % of Virgil’s Cost- Basis(2): Source(s): Based on Company Feb LRP, FactSet, Public Company information. Market data as of 3/31/2025. Assumes Virgil Balance Sheet as of Q1 2025. Assumes interest rate of 9.9% on new debt. Assumes minimum PF cash of $250mm for Bill.com; acquirer’s balance sheet cash does not include cash generated during 2025. 1. Includes debt repayment and assumes illustrative $100mm transaction fees paid with cash on balance sheet. 2. Assumes leverageable 2025E EBITDA includes $20mm run-rate synergies. 3. Cost base includes Virgil's total of 2025E COGS and Opex of ~$370mm. ($88) ($6) $76 Offer Price $10 $11 $12 $13 $14 $10 $11 $12 $13 $14 Premium to Unaffected Price 45% 60% 74% 89% 103% 45% 60% 74% 89% 103% Sources: Virgil Balance Sheet Cash 402 402 402 402 402 402 402 402 402 402 Acquiror Balance Sheet Cash 1,961 1,961 1,961 1,961 1,961 881 994 1,107 1,221 1,335 New Debt 30 256 482 710 938 - - - - - Acquiror Stock - - - - - 1,111 1,223 1,336 1,450 1,564 Total Sources $2,393 $2,619 $2,845 $3,073 $3,301 $2,393 $2,619 $2,845 $3,073 $3,301 Uses: Cash Consideration 2,221 2,447 2,673 2,901 3,129 1,111 1,223 1,336 1,450 1,564 Stock Consideration - - - - - 1,111 1,223 1,336 1,450 1,564 Debt Repayment and Other (1) 172 172 172 172 172 172 172 172 172 172 Total Uses $2,393 $2,619 $2,845 $3,073 $3,301 $2,393 $2,619 $2,845 $3,073 $3,301 SQ Cash & Equivalents - Acquiror $2,211 SQ Net Leverage - Acquiror (1.8x) PF Net Leverage(2) 3.9x 4.5x 5.1x 5.7x 6.3x 1.1x 1.3x 1.6x 1.9x 2.2x $158 $241 Acquiror Shareholders 100% 100% 100% 100% 100% 83% 82% 80% 79% 78% Virgil Shareholders - - - - - 17% 18% 20% 21% 22% - - 20% 43% 65% - 5% 16% 27% 38% ($23) $17 $57 $98 $139 8% 1% (7%) (14%) (21%) 2% (1%) (4%) (7%) (9%) 7

DRAFT Bill.com M&A Activity Source(s): Company filings, press release, broker research. Ann. Date Target EV ($ in mm) EV / Revenue EV / EBITDA Deal LTM NTM LTM NTM Consideration 11/3/2022 - - - - - - 7/19/2021 $625 20.6x 16.4x - - 75% Stock / 25% Cash 5/6/2021 2,500 25.0x 19.0x - - 75% Stock / 25% Cash 8

Illustrative Combination with Corpay

DRAFT Corpay Overview Source(s): Company filings, press release. Market data as of 3/31/2025. 1. Excludes restricted cash of $2,903mm representing customer deposits, customer funds held for benefit of others, and collateral for cross-currency transactions 2. Historical financials pro forma adjusted for acquisitions of Paymerang and GPS. Strategic Priorities P&L and Current Multiples(2) $348.72 Ron Clarke (CEO) Corpay¡¦s Strategic Priorities 1. Add scale in Corporate Payment 2. Position payables business upmarket to the enterprise segment, in addition to core middle market focus 3. Cross-Border ¡V expand multi-currency account product Select Observations „H Active M&A strategy with focus on operational synergies and EPS accretion „H Significant efforts on diligence across commercial, financial and legal aspects „H Enduring patience around M&A processes to drive best value outcomes Key Decision Maker Share Price (3/31/2025) $348.72 Basic Shares Oustanding 70.2 Dilution from Options Outstanding 1.6 Fully Diluted Shares (mm) 71.8 Fully Diluted Equity Value $25,047 Plus: Total Debt $7,996 Less: Cash & Equivalents(1) $1,554 Net Debt $6,442 Plus: Non-Controlling Interest $24 Fully Diluted Enterprise Value $31,513 Total Debt / CY2024A EBITDA 3.7x Net Debt / CY2024A EBITDA 3.0x Total Debt / CY2025E EBITDA 3.4x Net Debt / CY2025E EBITDA 2.7x Stock Price ¡V Last 5 Years Enterprise Value Build $140 $230 $320 $410 Mar-20 Mar-21 Mar-22 Mar-23 Mar-24 Mar-25 2023A 2024A 2025E 2026E Revenue $3,888 $4,131 $4,402 $4,863 % Growth 6% 7% 10% Gross Profit $2,938 $3,106 $3,461 $3,858 Gross Margin % 76% 75% 79% 79% Adj. EBITDA $2,034 $2,177 $2,353 $2,656 EBITDA Margin % 52% 53% 53% 55% Net Income $982 $1,004 $1,206 $1,438 Net Income Margin % 25% 24% 27% 30% EV / Revenue 8.1x 7.6x 7.2x 6.5x EV / EBITDA 15.5x 14.5x 13.4x 11.9x 10

DRAFT $2,177 $2,353 $2,656 2024A 2025E 2026E $85 $100 $156 2024A 2025E 2026E Corpay - Pro Forma Financial Overview – February LRP Source: Public information, Broker Consensus and FactSet. 1. Adjusted EBITDA excludes $6mm of public company costs estimated by Management. 2. Based on median broker estimates. Adj. EBITDA Adj. EBITDA Adj. EBITDA (1) 74% 75% 76% 2024A 2025E 2026E 75% 79% 79% 2024A 2025E 2026E 75% 78% 2024A 2025E 2026E $2,262 $2,453 $2,812 2024A 2025E 2026E Pro Forma (ex-synergies) 19% 21% 29% 53% 53% 55% 50% 50% 52% (LRP) $439 $470 $537 2024A 2025E 2026E $4,131 $4,402 $4,863 2024A 2025E 2026E $4,570 $4,872 $5,400 2024A 2025E 2026E % Growth Revenue Revenue Revenue 7% 14% 7% 10% 7% 11% Gross Margin Gross Margin Gross Margin $1,661 $2,028 $2,346 2024A 2025E 2026E $1,222 $1,558 $1,809 2024A 2025E 2026E Revenue Revenue Revenue % Growth 7% 14% 28% 16% 22% 16% $439 $470 $537 2024A 2025E 2026E Payments Business % Margin (2) 11 75% 78% 79%

DRAFT $2,177 $2,353 $2,656 2024A 2025E 2026E $85 $89 $115 2024A 2025E 2026E Corpay - Pro Forma Financial Overview – Consensus Source: Public information, Broker Consensus and FactSet. 1. Adjusted EBITDA excludes $6mm of public company costs estimated by Management. 2. Based on median broker estimates. Gross Margin Gross Margin Gross Margin Adj. EBITDA Adj. EBITDA Adj. EBITDA % Margin (1) 74% 75% 76% 2024A 2025E 2026E 75% 79% 79% 2024A 2025E 2026E 75% 78% 2024A 2025E 2026E $2,262 $2,442 $2,771 2024A 2025E 2026E Pro Forma (ex-synergies) 19% 19% 23% 53% 53% 55% 50% 50% 52% (Consensus) $439 $458 $505 2024A 2025E 2026E $4,131 $4,402 $4,863 2024A 2025E 2026E $4,570 $4,860 $5,369 2024A 2025E 2026E % Growth Revenue Revenue Revenue 4% 10% 7% 10% 6% 10% $439 $458 $505 2024A 2025E 2026E $1,661 $2,016 $2,314 2024A 2025E 2026E $1,222 $1,558 $1,809 2024A 2025E 2026E Revenue Revenue Revenue (2) % Growth 4% 10% 28% 16% 21% 15% Payments Business 12 75% 78% 79%

DRAFT Deal Type All Cash 50% Cash / 50% Stock Consideration PF Ownership CY2026E Accretion / Dilution (Ex-Synergies) Preliminary Accretion / Dilution Analysis – Corpay / Virgil 0% (0%) (1%) (2%) (3%) Pre-Tax Synergies to Break Even: as a % of Virgil’s Cost- Basis(2): Source(s): Based on Company Feb LRP, FactSet, Public Company information. Market data as of 3/31/2025. Assumes Virgil Balance Sheet as of Q1 2025. Assumes interest rate of 6.2% on new debt. Assumes minimum PF cash of $500mm for Corpay; acquirer balance sheet cash does not include cash generated during 2025. 1. Includes debt repayment and assumes illustrative $100mm transaction fees paid with cash on balance sheet. 2. Assumes leverageable 2025E EBITDA includes $20mm run-rate synergies. 3. Cost base includes Virgil's total of 2025E COGS and Opex of ~$370mm. 2% (1%) (4%) (7%) (9%) ($19) Offer Price $10 $11 $12 $13 $14 $10 $11 $12 $13 $14 Premium to Unaffected Price 45% 60% 74% 89% 103% 45% 60% 74% 89% 103% Sources: Virgil Balance Sheet Cash 402 402 402 402 402 402 402 402 402 402 Acquiror Balance Sheet Cash 1,054 1,054 1,054 1,054 1,054 881 994 1,054 1,054 1,054 New Debt 938 1,164 1,390 1,617 1,845 - - 53 167 281 Acquiror Stock - - - - - 1,111 1,223 1,336 1,450 1,564 Total Sources $2,393 $2,619 $2,845 $3,073 $3,301 $2,393 $2,619 $2,845 $3,073 $3,301 Uses: Cash Consideration 2,221 2,447 2,673 2,901 3,129 1,111 1,223 1,336 1,450 1,564 Stock Consideration - - - - - 1,111 1,223 1,336 1,450 1,564 Debt Repayment and Other (1) 172 172 172 172 172 172 172 172 172 172 Total Uses $2,393 $2,619 $2,845 $3,073 $3,301 $2,393 $2,619 $2,845 $3,073 $3,301 SQ Cash & Equivalents - Acquiror $1,554 SQ Net Leverage - Acquiror 2.7x PF Net Leverage(2) 3.4x 3.5x 3.6x 3.7x 3.8x 3.0x 3.0x 3.1x 3.1x 3.1x $32 $83 $135 $187 Acquiror Shareholders 100% 100% 100% 100% 100% 96% 95% 95% 94% 94% Virgil Shareholders - - - - - 4% 5% 5% 6% 6% - 9% 23% 37% 51% 12% 25% 39% 54% 70% $45 $93 $144 $201 $258 13

DRAFT Corpay M&A Activity Ann. Date Target EV ($ in mm) EV / Revenue EV / EBITDA Deal LTM NTM LTM NTM Consideration 1/20/2025 $140 - 4.0x - - Cash 6/19/2024 725 - 7.3x - 16.1x Cash 5/8/2024 475 9.6x 8.0x - - Cash 3/6/2024 85 - - - - - 11/6/2023 300 7.5x 6.0x - - - 2/1/2023 - - - - - - 10/20/2022 57 - - - - Cash 9/1/2022 76 - Cash 8/3/2022 41 - - - - - 6/9/2022 103 2.4x - - - - 3/3/2022 24 - - - - - 8/2/2021 460 - - - - - 1/28/2021 39 - - - - - 9/17/2020 450 4.5x - 22.5x 20.5x - 10/2/2019 110 - - - - - 7/8/2019 74 - - - - - 3/5/2019 220 7.3x - - - Cash 11/1/2017 109 - - - - Cash 5/1/2017 675 3.7x - 17.0x - Cash 8/4/2016 - - - - - - 3/14/2016 1,050 5.6x 5.5x 11.3x 12.5x Cash 8/12/2014 3,400 5.9x 5.6x 12.0x 11.2x 30% Stock / 70% Cash STP Source(s): Company filings, press release, broker research. 14

DRAFT

Illustrative Transaction Timeline


Day of week
Mon Tue Wed Thu Fri Sat Sun Mon Tue Wed Thu Fri Sat Sun Mon Tue Wed Thu Fri Sat Sun Mon Tue Wed Thu Fri Sat Sun Mon Tue Wed Thu Fri Sat Sun Mon Tue
Date
3/31 4/1 4/2 4/3 4/4 4/5 4/6 4/7 4/8 4/9 4/10 4/11 4/12 4/13 4/14 4/15 4/16 4/17 4/18 4/19 4/20 4/21 4/22 4/23 4/24 4/25 4/26 4/27 4/28 4/29 4/30 5/1 5/2 5/3 5/4 5/5 5/6
2nd Round Due Diligence
Full Round 2 VDR
Diligence Calls and Meetings
Provide SPA to Buyers
Buyers Mark Up SPA
Buyers share mark-up with Virgil
Receive Round 2 Bids & SPA Mark Up
Board Meeting to Assess Bids and Choose Winner
Transaction Documents Negotiation
Deal Communications Workstream
Can start early depending on management capacity
Draft Disclosure Schedules
Share disclosure schedules with winning bidder
Board Meeting to Approve Deal
Sign and Announce
Q1 2025 Results
1 week buffer to finalize deal if needed
= 2nd Round Diligence
= Key Documents Received & Board Meetings
= Document Negotiation
= Document Drafting
= Key Document To Be Shared
= Results

Additional Considerations

- Ramping up new potential parties could extend the timetable by a number of weeks
- The due diligence phase may have to be extended before we get to SPA negotiations
- New strategic parties may take 3-5 days to negotiate NDAs
- For publicly listed parties, there are additional considerations
  - An HSR assessment may be undertaken before they commit full resources – ~1-2 weeks
  - Need to account for potential additional board meetings, reporting requirements and buyer internal alignment
  - Need internal alignment around additional clean team procedures

15

BARCLAYS

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